99.(h)(3)

                        SUB-ADMINISTRATION AGREEMENT

                                 AMENDMENT

--------------------------------------------------------------------------------

         THIS AMENDMENT, dated as of ____________, 2001, is made to the Sub-Administra tion Agreement dated October 1, 1999 (the "Agreement") between ESQF Advisers, Inc. (the "Administrator") and First Data Investor Services Group, n/k/a PFPC Inc. ("PFPC").

                                 WITNESSETH

         WHEREAS, the parties reserved to themselves the right to amend the Agreement from time to time in a writing executed by the parties; and

         WHEREAS, the parties now desire to amend the Agreement to reflect the addition of the Third Avenue International Value Fund.

         NOW THEREFORE, the Administrator and PFPC agree that as of the date first refer enced above, the Agreement shall be amended as follows:

1. All references to "First Data Investor Services Group, Inc." and "Investor Services Group" in the Agreement shall be replaced with references to "PFPC Inc." and "PFPC", respectively.

2. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

3. This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Agreement and related agreements, this Amendment shall control, but the Agreement and all related documents shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


EQSF ADVISERS, INC.                       PFPC INC.
                                          (f/k/a First Data Investor Services
                                          Group, Inc.)
By: _____________________________         By: _______________________________
Title: ___________________________        Title: ______________________________


                                 SCHEDULE A
                                 ----------

                             LIST OF PORTFOLIOS

                          Third Avenue Value Fund
                     Third Avenue Small-Cap Value Fund
                    Third Avenue Real Estate Value Fund
                   Third Avenue International Value Fund